                               PROMISSORY NOTE

$1,055,000.00                   Dallas, Texas                  August 28, 1997

    IWL COMMUNICATIONS, INC., a Texas corporation with its principal office located at 12000 Aerospace Avenue, Suite 200, Houston, Texas 77034 ("BORROWER"), for value received, hereby promises to pay to the order of BANK ONE, TEXAS, N.A., a national banking association ("LENDER"), at its Dallas Banking Center at 1717 Main Street, 3rd Floor, Dallas, Texas 75201, or at such other address given to Borrower by Lender, in immediately available funds and in lawful money of the United States of America, the principal sum of One Million Fifty-Five Thousand and No/100 Dollars ($1,055,000.00), or such lesser sum as may be advanced and outstanding hereunder, on September 1, 2001, or sooner as provided in the Credit Agreement, together with interest on the unpaid principal balance of this Note from time to time outstanding at the applicable Agreed Interest Rate. Unless prohibited by Applicable Law and subject to the terms hereof limiting interest to the Highest Lawful Rate, interest on this Note shall be calculated on the basis of actual days elapsed, but as if each year consisted of 360 days.

    This Note is made pursuant to the Amended and Restated Credit Agreement of even date herewith between Borrower and Lender (as the same may be amended, supplemented, renewed, extended or restated from time to time, the "CREDIT AGREEMENT"), and is the "Term Note" defined and described therein, the terms and provisions of the Credit Agreement related to this Note being incorporated herein by reference for all purposes. Each capitalized term used but not expressly defined herein shall have the meaning given to such term in the Credit Agreement. Reference is hereby expressly made to the Credit Agreement for a statement of the rights and obligations of Lender and the duties and obligations of Borrower in relation thereto; but neither this reference to the Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of Borrower to pay unpaid principal of and interest on this Note when due.

    Lender is entitled to the benefits of and security provided for in the Credit Agreement including, without limitation, all liens and security interests arising under the any of the Loan Documents.

    For the purposes of this Note, the following terms have the respective meanings assigned to them below:

         "ADJUSTED LIBOR RATE" means on the applicable Effective Date (as herein defined), with respect to a LIBOR Rate Portion, a rate per annum equal to the SUM OF (A) the quotient of (i) the LIBOR Rate on the applicable Effective Date, divided by (ii) the remainder of 1.00 minus the LIBOR Reserve Requirement on the applicable Effective Date, plus (B) the FDIC Percentage in effect on the applicable Effective Date, plus (C) two and four-tenths percent (2.40%).

         "AGREED INTEREST" means with respect to any Interest Payment Date, the amount of interest which would have accrued had the unpaid principal of this Note from time to time

PROMISSORY NOTE (IWL COMMUNICATIONS, INC.)                             Page 1
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    outstanding during the period from the date of this Note to but not including such Interest Payment Date borne interest each day during such period at the applicable Agreed Interest Rate.

         "AGREED INTEREST RATE" means a rate per annum applicable to the Term Loan or portion thereof pursuant to the provisions of this Note, which interest rate shall be equal to either (i) the Base Rate as in effect from time to time or (ii) the Adjusted LIBOR Rate, as provided in this Note.

         "BASE RATE" means the base interest rate as announced or published by Lender from time to time, and may not be the lowest interest rate charged by Lender.

         "BASE RATE PORTION" means that portion of the Term Loan which will bear interest computed with reference to the Base Rate.

         "FDIC PERCENTAGE" means, on any day, the net assessment rate (expressed as a percentage rounded to the next highest 1/100 of 1%) which is in effect on such day (under the regulations of the Federal Deposit Insurance Corporation or any successor) for determining the assessments paid by Lender to the Federal Deposit Insurance Corporation (or any successor) for insuring time deposits made in dollars at Lender's principal offices in Dallas, Texas. Each determination of said percentage made by Lender shall, in the absence of manifest error, be binding and conclusive.

         "INTEREST ADJUSTMENT DATE" means the earlier of either the last day of an Interest Period or the Term Loan Maturity Date.

         "INTEREST PERIOD" means, with respect to a LIBOR Rate Portion, a period selected by Borrower of 30, 60 or 90 days, commencing on the Effective Date (hereinafter defined) of any LIBOR Rate Portion; provided that, unless the Loan is renewed and extended prior to the maturity date of this Note, no Interest Period shall end after the Term Loan Maturity Date.

         "LIBOR RATE" means, with respect to a LIBOR Rate Portion, the rate of interest per annum equal to the interest settlement rate for U.S. Dollars as published by the British Bankers Association as of 11:00 a.m. London time two business days (on which commercial banks are open for international business in London) before the first day of such Interest Period, for the approximate principal amount of the applicable LIBOR Portion, and for a period comparable to the applicable Interest Period. If no such rate is published by the British Bankers Association, then the LIBOR Rate shall be the arithmetic mean (rounded upward to the nearest 1/16th of one percent) of the offered quotations that appear on the Reuter's Screen LIBO page for dollar deposits in the London interbank market for a length of time approximately equal to the Interest Period for the LIBOR Portion sought by Borrower. If the Reuter's Screen LIBO page is not available or has been discontinued, the LIBOR Rate shall be the rate per annum that Lender determines to be the arithmetic mean (rounded as aforesaid) of the per annum rates of interest at which deposits in dollars in an

PROMISSORY NOTE (IWL COMMUNICATIONS, INC.)                             Page 2
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    amount approximately equal to the amount of, and for a length of time approximately equal to the Interest Period for, the LIBOR Portion sought by Borrower are offered to Lender in immediately available funds in the London interbank market at 11:00 a.m., London time, on the date which is two Business Days prior to the first day of an Interest Period.

         "LIBOR RATE PORTION" means that portion or those portions of the Term Loan which bear interest computed with reference to the LIBOR Rate.

         "LIBOR RESERVE REQUIREMENT" means, on any day, that percentage (expressed as a decimal fraction) which is in effect on such date, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirements generally applicable to financial institutions regulated by the Board of Governors of the Federal Reserve System comparable in size and type to Lender (including, without limitation, basic supplemental, marginal and emergency reserves) under Regulation D with respect to "Eurocurrency liabilities" as currently defined in Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding (or other category of liabilities which includes deposits by reference to which the interest rate on a LIBOR Rate Portion is determined or any category of extensions of credit which includes loans by a non-United States office of Lender to United States residents). Each determination by Lender of the LIBOR Reserve Requirement, shall, in the absence of manifest error, be conclusive and binding.

         "MAXIMUM INTEREST" means, with respect to any Interest Payment Date, the amount of interest which would have accrued had the unpaid principal of this Note from time to time outstanding during the period from the date of this Note to but not including such Interest Payment Date borne interest each day during such period at the Highest Lawful Rate in effect on such day.

         "REGULATORY CHANGE" means any change after the date hereof in applicable law or regulation, or in the interpretation thereof by any governmental authority charged with the administration thereof.

    Interest on the Term Loan shall accrue at a rate per annum equal to the lesser of (1) at Borrower's option, the Base Rate or the Adjusted LIBOR Rate, subject, however, to the provisions of this Note, or (2) the Highest Lawful Rate; provided, however, if at any time the Agreed Interest Rate exceeds the Highest Lawful Rate, resulting in the charging of interest hereunder to be limited to the Highest Lawful Rate, then any subsequent reduction in the Agreed Interest Rate shall not reduce the rate of interest below the Highest Lawful Rate until the total amount of interest accrued on the indebtedness evidenced hereby equals the amount of interest which would have accrued on such indebtedness if the Agreed Interest Rate had at all times been in effect. Interest on this Note shall be calculated at a daily rate equal to 1/360 of the annual percentage rate which this Note bears, subject to the provisions hereof limiting interest to the maximum permitted by applicable law.

PROMISSORY NOTE (IWL COMMUNICATIONS, INC.)                             Page 3
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    Upon at least three (3) business days' prior written notice from Borrower to Lender ("MINIMUM NOTICE REQUIREMENT"), Borrower may, on any Interest Adjustment Date (other than the Term Loan Maturity Date), convert amounts of not less than $250,000.00 (or any whole multiple of $250,000.00 in excess thereof) of any LIBOR Rate Portion into a Base Rate Portion with interest accruing thereon at the Base Rate.

    Upon satisfaction of the Minimum Notice Requirement, and subject to the conditions provided in this Note, Borrower may, on any date prior to the Term Loan Maturity Date, convert amounts of not less than $250,000.00 (or any whole multiple of $250,000.00 in excess thereof) of any Base Rate Portion into a LIBOR Rate Portion with interest accruing thereon at the Adjusted LIBOR Rate, for the Interest Period selected in such notice.

    To the extent Borrower has not made an effective election under and in accordance with the preceding provisions, the Agreed Interest Rate shall be the rate specified pursuant to the provisions contained herein for a Base Rate Portion.

    Each notice of LIBOR Rate Portion election by Borrower must satisfy the Minimum Notice Requirement and shall include the following: (i) Borrower's election of the Adjusted LIBOR Rate; (ii) Borrower's choice of an Interest Period during which the Adjusted LIBOR Rate will apply; (iii) Borrower's election of the date (the "EFFECTIVE DATE") on which the LIBOR Rate Portion shall begin; and (iv) the amount of outstanding loan principal which shall not be less than $250,000.00 (or any whole multiple of $250,000.00 in excess thereof) to which the Adjusted LIBOR Rate shall apply.

    Borrower's election to convert to the Adjusted LIBOR Rate is subject to the following conditions: (1) the Interest Period shall be limited to a period commencing on the Effective Date and ending on a date 30, 60 or 90 days later elected by Borrower in its notice to Lender; (2) Borrower's written notice of an election shall be received by Lender in time to satisfy the Minimum Notice Requirement; (3) the last day of the Interest Period will not end after the Term Loan Maturity Date; (4) in the case of a continuation of an Interest Period, the Interest Period applicable after such continuation shall commence on the last day of the preceding Interest Period; (5) no LIBOR Rate election shall be made if Lender determines by reason of circumstances affecting the interbank Eurodollar market that either adequate or reasonable means do not exist for ascertaining the Adjusted LIBOR Rate for any Interest Period, or it becomes impracticable for Lender to obtain funds by purchasing U.S. dollars in the interbank Eurodollar market, or if Lender determines that the Adjusted LIBOR Rate will not adequately or fairly reflect the costs to Lender of maintaining the applicable LIBOR Rate Portion at such rate, or if as a result of any Regulatory Change, it shall become unlawful or impossible for Lender to maintain any such LIBOR Rate Portion; and (6) there shall never be more than three (3) LIBOR Rate Portions, in the aggregate, in effect at any one time hereunder.

    Borrower shall indemnify Lender against any actual loss or expense which Lender may, as a consequence of Borrower's failure to make a payment on the date such payment is due hereunder or the payment, prepayment or conversion of any LIBOR Rate Portion hereunder on a day other than an Interest Adjustment Date, sustain or incur in liquidating or employing deposits from third parties acquired to effect, fund or maintain any such LIBOR Rate Portion or any part thereof. Such loss or

PROMISSORY NOTE (IWL COMMUNICATIONS, INC.)                             Page 4
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expense shall include, without limitation, (i) the interest which, but for such failure, payment, prepayment or conversion, Lender would have earned in respect of such LIBOR Rate Portion so paid, for the remainder of the Interest Period applicable to such LIBOR Rate Portion, reduced, if Lender is able to redeposit such principal amount so paid for the balance of such Interest Period, by the interest earned by Lender as a result of so redepositing such principal amount, plus (ii) any expenses or penalty incurred by Lender on redepositing such principal amount. In the event any such loss or expense is incurred by Lender, Lender shall furnish Borrower with a certificate detailing the basis upon which such loss or expense is computed and certifying that such claim is consistent with Lender's treatment of similar customers for similar provisions generally in their agreements with Lender. Any such certificate shall establish the amount of such expense or loss for purposes of this paragraph, in the absence of manifest error in calculation, provided, however, that upon the discovery of any error, appropriate adjustments shall be made between Lender and Borrower.

    Borrower shall also indemnify Lender against and reimburse Lender for increased costs to Lender (except taxes based on Lender's income), as a result of any Regulatory Change, in the maintaining of any LIBOR Rate Portion. Lender shall give Borrower written notice of such costs within ninety (90) days of its implementation and/or compliance with any such Regulatory Change and such costs shall be reimbursed to Lender prior to the earlier of (i) the Term Loan Maturity Date or (ii) ten (10) days following written notice thereof from Lender to Borrower. All payments made pursuant to this paragraph shall be made free and clear, without reduction for, or account of, any present or future taxes or other levies of any nature, excluding net income and franchise taxes.

    Except as otherwise required to be paid earlier pursuant to the Credit Agreement or the other Loan Documents, Borrower shall pay to Lender the principal amount of this Note on September 1, 2001. Commencing on October 1, 1997 and continuing on the first day of each calendar month thereafter until this Note is paid in full, Borrower shall (A) make an interest payment to Lender hereunder in an amount equal to (i) the lesser of the Agreed Interest or the Maximum Interest, minus (ii) all interest (if any) previously paid on this Note and (B) make a principal payment to Lender hereunder in the amount of $21,979.17.

    All past due principal and/or interest shall, at Lender's option, bear interest from maturity until paid at the lesser of (i) the sum of the Base Rate plus 4% or (ii) the Highest Lawful Rate. Notwithstanding the foregoing and all other provisions of this Note and any documents and instruments executed in connection with this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under Applicable Law, Lender is permitted to charge to Borrower.

    The manner in which payments are to be made on this Note shall be governed by the provisions hereof and the Credit Agreement, including, without limitation, SECTIONS 2.5 AND 3.1 of the Credit Agreement.

    All payments made on this Note as scheduled shall be applied, to the extent thereof, first to accrued but unpaid interest and the balance to unpaid principal. Nothing herein shall limit or impair any rights of Lender or any other holder hereof to apply as provided in the Loan Documents any past due payments, any proceeds from the disposition of any collateral by foreclosure or other collections

PROMISSORY NOTE (IWL COMMUNICATIONS, INC.)                             Page 5
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after default.  Except to the extent specific provisions are set forth in this Note or another Loan Document with respect to application of payments, all payments received by the holder hereof shall be applied, to the extent thereof, to the indebtedness owing by Borrower to Lender in such order and manner as Lender or any other holder hereof shall deem appropriate, any instructions from Borrower or anyone else to the contrary notwithstanding.

    Borrower shall be entitled to prepay this Note in whole or in part at any time, except that Borrower shall not be entitled to prepay any LIBOR Rate Portion on a day which is not the last day of the Interest Period applicable thereto. Any principal payments which Borrower desires to make shall first be applied by Lender against the Second Term Note, and the remainder, if any, may be applied to the principal balance of this Note. Any prepayments of this Note as provided in the preceding sentence shall be applied first to accrued but unpaid interest, and then to the principal balance hereof in the inverse order of maturity.

    All agreements between Borrower and Lender, or any subsequent holder of this Note, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity of this Note or otherwise, shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance, or detention of the funds advanced pursuant to this Note or for the performance or payment of any covenant or obligation contained herein or in any other document evidencing, securing or pertaining to this Note, exceed the maximum amount permissible under Applicable Law. If from any circumstance whatsoever fulfillment of any provision hereof or of any such other document, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by Applicable Law, then IPSO FACTO, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance the holder hereof shall ever receive anything of value deemed excess interest by Applicable Law, an amount equal to any such excess interest shall be applied to the reduction of the principal amount owing under this Note, and not to the payment of interest, or if such excess interest exceeds the unpaid principal balance of this Note, such excess interest shall be refunded to Borrower. All sums paid or agreed to be paid to any holder of this Note for the use, forbearance or detention of any funds advanced pursuant to this Note shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full term of this Note until payment in full so that the rate of interest on account of the indebtedness evidenced by this Note is uniform throughout the term hereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between Borrower and any holder of this Note.

    If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

    Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of acceleration of and notice of

PROMISSORY NOTE (IWL COMMUNICATIONS, INC.)                             Page 6
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intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

    Neither the failure by the holder hereof to exercise, nor delay by the holder hereof in exercising, the right to accelerate the maturity of this Note or any other right, power or remedy upon any default or event of default shall be construed as a waiver of such default or event of default or as a waiver of the right to exercise any such right, power or remedy at any time. No single or partial exercise by the holder hereof of any right, power or remedy shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy may be exercised at any time and from time to time. All rights and remedies provided for in this Note and in any other Loan Document are cumulative of each other and of any and all other rights and remedies existing at law or in equity, and the holder hereof shall, in addition to the rights and remedies provided herein or in any other Loan Document, be entitled to avail itself of all such other rights and remedies as may now or hereafter exist at law or in equity for the collection of the indebtedness owing hereunder, and the resort to any right or remedy provided for hereunder or under any such other Loan Document or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other appropriate rights or remedies. Without limiting the generality of the foregoing provisions, the acceptance by the holder hereof from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the rights of the holder hereof to accelerate the maturity of this Note or to exercise any other right, power or remedy at the time or at any subsequent time, or nullify any prior exercise of any such right, power or remedy, or
(ii) constitute a waiver of the requirement of punctual payment and performance, or a novation in any respect.

    This Note may not be changed, amended or modified except in a writing expressly intended for such purpose and executed by the party against whom enforcement of the change, amendment or modification is sought.

    Any notice required or which any party desires to give under this Note shall be given and effective as provided in SECTION 9.1 of the Credit Agreement.

    Time shall be of the essence in this Note with respect to all of Borrower's obligations hereunder.

    THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA APPLICABLE TO NATIONAL BANKS. THE BOOKS AND RECORDS OF LENDER SHALL CONSTITUTE PRIMA FACIE EVIDENCE OF ALL SUMS DUE LENDER HEREUNDER.

PROMISSORY NOTE (IWL COMMUNICATIONS, INC.)                             Page 7
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    THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT
BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

    Executed as of the date first written above.

                             BORROWER:

                             IWL COMMUNICATIONS, INC.,
                             a Texas corporation


                             By: /s/ Richard H. Roberson
                                ---------------------------------------------
                             Name:   Richard H. Roberson
                                  -------------------------------------------
                             Title:  CFO
                                   ------------------------------------------






PROMISSORY NOTE (IWL COMMUNICATIONS, INC.)                             Page 8